Exhibit 10.19
                                      LEASE

This Indenture of Lease, made this 1st day of January, 1999, between Farm
Family Life Insurance Company, a corporation organized and existing pursuant to the laws of the State of New York, having its principal office and place of business at Route 9W, Glenmont, New York 12077, hereinafter called the "Landlord", and New York Farm Bureau, Inc., a corporation organized and existing pursuant to the laws of the State of New York, having its office and principal place of business at Route 9W, Glenmont, New York 12077, hereinafter called the "Tenant".

A. TERM AND RENT
The Landlord hereby leases to the Tenant the following premises: Seven
Thousand Eight Hundred Fifty Nine (7,859) square feet located in the Landlord's Home Office building at Route 9W, Glenmont, New York 12077, as and for office space and in addition thereto, Two Thousand One Hundred Forty Eight (2,148) square feet of storage space located in the same building and/or in a nearby storage building also owned by Landlord, for a term to commence on the 1st day of January, 1999 and to end December 31, 2001. Landlord and Tenant hereby acknowledge that the 7,859 square feet designated as office space herein includes an allocation for Tenant's use of common areas within the building and is, therefore, a stipulated number for rent calculation purposes.

Provided that Tenant is not in default in the performance of this lease, Tenant shall have the option to renew the lease for an additional term of three
(3) years commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply. The option shall be exercised by written notice given to Landlord not less than 180 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

The Tenant shall pay to the Landlord, without notice or demand and without abatement, deduction or set off, in lawful money of the United States, rental at the rate of $13.72 per square foot for office space and $2.74 per square foot for storage space for a total of $113,711 for the period January 1, 1999 through December 31, 1999. For the period January 1, 2000 through December 31, 2001 (and January 1, 2002 through December 31, 2004 if the option to renew is exercised by Tenant) the rent shall be based on the rent for the period January 1, 1999 through December 31, 1999 but it shall be adjusted annually by the adjustment in the Housing Component of the Department of Labor's Consumer Price Index. Said rent shall be paid in equal monthly installments in advance on the first day of each calendar month, commencing January 1, 1999, at the office of the Landlord or at such other place as the Landlord may designate. The Tenant shall also pay the Landlord "additional rents" as hereinafter provided.
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B. DEFINITIONS
For purposes of this lease , the parties have agreed that:
1. The term "Lease Year" shall mean every period of twelve (12) consecutive months commencing on the 1st day of January following the commencement of the term of this lease.
2. The term "Real Property" shall mean collectively that land owned by the Landlord in Glenmont, New York and the buildings attached to said land.
3. The term "Taxes" shall mean the total of the amount of real estate taxes now or hereafter levied or assessed or imposed against the Real Property.
4. The term "Tax Base Year" shall mean: (i) the property tax assessments for the Real Property for calendar year 1998 and (ii) the school tax assessments for the Real Property for July 1997 through June 1998.
5. The term "Expenses" shall mean the total expenses paid by or incurred by the Landlord in the operation of the Real Property for power, light and heat.
6. The term "Expense Base Year" shall mean the average of the costs paid by or incurred by the Landlord for Expenses in calendar year 1997 and calendar year 1998.

C. TAXES
If the Taxes in any Lease Year shall be more than the Taxes in the Tax Base Year by ten or more percent, then the Tenant shall pay to the Landlord as additional rent, an amount equal to its proportionate share of any increase in Taxes as may exceed 10 percent of the Taxes in the Tax Base Year. If the Taxes in any Lease Year shall be less than the Taxes in the Tax Base Year by ten or more percent, then the Landlord shall pay to the Tenant an amount equal to its proportionate share of any reduction in Taxes as may exceed 10 percent of the Taxes in the Tax Base Year. Tenant's proportionate share shall be a fraction where the numerator is the total amount of square footage leased by Tenant and the denominator is the total amount of square footage in the buildings attached to the Real Property.

D. EXPENSES
If the Expenses in any Lease Year shall be more than the Expenses in the Expense Base Year by ten or more percent, then the Tenant shall pay to the Landlord as additional rent an amount equal to its proportionate share of any increase in Expenses as may exceed 10 percent or more of the Expenses in the Expense Base Year. If the Expenses in any Lease Year shall be less than the Expenses in the Expense Base Year by 10 or more percent, then the Landlord shall pay to the Tenant an amount equal to its proportionate share of any reduction in Expenses as may exceed 10 percent of the Expenses in the Expense Base Year. Tenant's proportionate share shall be a fraction where the numerator is the total amount of square footage leased by Tenant and the denominator is the total amount of square footage in the buildings attached to the Real Property.
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E. NEXT PAYMENT
Any additional rent due to the Landlord for Taxes or Expenses shall be paid within thirty (30) days after the submission of a statement to the Tenant showing the computation of the amount due to the Landlord. Any amounts due to the Tenant for Taxes or Expenses shall be paid by the Landlord to the Tenant by crediting such amount toward the payment of the monthly installment of fixed rent becoming due on the first day of the month immediately following the submission of such statement, or, in the case of the last Lease Year of the term, shall be refunded to the Tenant within thirty (30) days after the end of such last Lease Year. The Landlord shall make available records in reasonable details supporting the items referred to in such statements for at least sixty
(60) days after the submission thereof, for examination at reasonable times by the Tenant and its representatives.


F. BUILD OUT ALLOWANCE
The parties acknowledge that Landlord will, at Tenant's request, undertake certain renovations of the leased premises prior to and during the term of the lease. A "build out allowance" of $47,154 will be available to Tenant solely for purposes of such renovations. The parties agree that, as of December 15, 1998, certain renovations have been undertaken by the Landlord, with the Tenant's knowledge and consent, the cost of which shall be allocated against the build out allowance. Renovations which the Tenant may request after December 15,1998 will be subject to the mutual agreement of the Tenant and Landlord. Tenant agrees to reimburse Landlord for the cost of any such renovations in excess of the build out allowance.

G. STORAGE SPACE
1. During the term of the lease, Tenant will have the right to relinquish its interest in all or part of the storage space leased hereunder, subject to the following:
     a. Tenant will give the Landlord 30 days prior written notice of its intent to relinquish its leasehold interest in any portion of the leased storage space;
     b. The storage space to be relinquished by Tenant will, for each written notice rendered, be at least one hundred (100) square feet of contiguous space;
     c. Tenant will promptly (but in no event later than 30 days from the date of delivery of its written notice to the Landlord) remove all personal property from such storage space and return such storage space to Landlord in good order and condition, damages by the elements and ordinary wear and tear excepted; and
     d. Tenant will have no further rights or interests in any storage space on which it relinquishes its leasehold interest under this provision.

Commencing on the 31st day from the date of delivery of its written notice to the Landlord, the rental amount payable by Tenant under the lease shall be appropriately adjusted to reflect any storage space relinquished under this provision,
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2. Landlord agrees that it will store, at no additional expense to Tenant, up to six (6) of Tenant's mail carts in the Home Office building of Landlord.
3. Landlord agrees that it will, at no additional expense to Tenant, provide an enclosed area with a separate lock for Tenant's storage space in the long term storage building. Tenant acknowledges that, in order to gain access to the long term storage building after normal work hours (Monday through Friday from 8:00 a.m. to 4:00 p.m., excluding holidays), it will be necessary to give prior notice to Landlord. If Tenant will require access to the long term storage building after normal work hours on any workday, then Tenant will give Landlord notice by 4.p.m. on that day. If Tenant will require access to the long term storage building on any Saturday, Sunday or holiday, then Tenant will give Landlord notice by 4.p.m. on the last workday prior to such Saturday, Sunday or holiday.

H. ADDITIONAL RIGHTS AND OBLIGATIONS OF THE PARTIES:

1. Landlord shall arrange and be responsible for all of the following matters concerning the maintenance and operation of the entire building, grounds and parking lots at Route 9W, Glenmont, New York 12077:

     a. Cost of power, light, heat, gas, rubbish removal, cleaning and maintenance supplies, cleaning services, grounds maintenance, landscape maintenance, snow removal, safety and police alarm service, maintenance repairs, painting, and miscellaneous expenses, only as they relate to operation and maintenance of all of the premises. If the Landlord fails to make appropriate maintenance and repairs, Tenant may, at its option, take such action as is necessary, after due notice is given to the Landlord.
     b. All Taxes, water rents, sewer rents, assessments, fire and liability insurance as relates to the total of the premises now owned by the Landlord on Route 9W, Glenmont, New York.
     c. All structural repairs or major repairs resulting from damage (except to the extent caused by the negligence or willful misconduct of Tenant, its employees, or agents) or obsolescence.
2. Tenant shall take good care of the premises and shall at the Tenant's own cost and expense make all repairs, installations, and replacements necessary for the appropriate use of the facilities and space, to be used for its purposes, as well as those of its sub-tenants, and at the end or other expiration of the term shall deliver up the demised premises in good order and condition, damages by the elements and ordinary wear and tear excepted.
3. Tenant shall promptly execute and comply with all statutes, ordinances, rules, regulations and requirements of the federal, state and local governments and of any and all of their departments and bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.
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4. Tenant, or its successors, shall not assign this agreement or underlet or underlease the premises, or any part or portion thereof, or make any alterations on the premises without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease at the option of the Landlord as if it were the expiration of the term. The consent of the Landlord shall not be unreasonably withheld.
5. In the case of damage by fire, or other cause, to the building in which the leased premises are located, without the fault of the Tenant or of the Tenant's agents or employees, if the damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, or if the Landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged by fire, or other cause, without the fault of the Tenant or of the Tenant's agents or employees, the Landlord shall repair the damage with reasonable dispatch after notice of the damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord's reasonable control.
6. Tenant agrees that the Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon the premises, or any part thereof, at all reasonable hours for the purposes of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.
7. If the premises, or any part thereof, shall be deserted or become vacant during the term of this lease, or if any default be made in the payment of the rent or any part thereof, or if any default be made in the performance of any of the Tenant's covenants herein contained, the Landlord or its representatives may re-enter the premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable for prosecution therefor, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises on behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for the deficiency.
8. The Tenant shall not encumber or obstruct the entrance to any building, driveway, or parking lot on the Real Property or to the halls and stairs of any building on the Real Property, nor allow the same to become obstructed or encumbered in any manner. The Landlord agrees to make a parking area available for Tenant in the immediate vicinity of the building in which the leased premises are located. Such parking area shall have a sufficient number of parking spaces to reasonably meet the Tenant's needs. In the event the existing parking area is insufficient, upon sixty (60) days notice in writing by the Tenant to the Landlord setting forth valid justification, the Landlord shall furnish additional parking spaces.
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9. Tenant shall not cause, place or allow to be placed, modify or remove any exterior signs except with the consent of the Landlord, such consent not to be unreasonably withheld.
10. Landlord will not be liable to Tenant for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of any building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence or willful misconduct of the Landlord.

Landlord will indemnify, defend, and hold Tenant harmless from claims for personal injury, death, or property damage for incidents occurring on or about the Real Property which were caused by the negligence or willful misconduct of the Landlord. When the claim is caused by the joint negligence or willful misconduct of the Landlord and Tenant or the Landlord and a third party for whom Landlord is not legally responsible, then the Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

Tenant will indemnify, defend, and hold Landlord harmless from claims for personal injury, death, or property damage for incidents occurring on or about the Real Property which were caused by the negligence or willful misconduct of Tenant. When the claim is caused by the joint negligence or willful misconduct of the Tenant and Landlord or the Tenant and a third party for whom Tenant is not legally responsible, then the Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

If any proceeding shall be instituted involving a party in respect of whom indemnity may be sought under this lease, such party (the "Indemnified Party") must promptly provide written notification to the party from whom indemnity is sought (the "Indemnitor"). Upon request of the Indemnified Party, the Indemnitor shall retain counsel to represent the Indemnified Party and any others which the Indemnitor may designate in such proceeding and shall pay as incurred the reasonable fees and expenses of such counsel related to such proceeding. In such event, the Indemnitor shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Party in connection with such proceeding.

The Indemnitor will not be liable under this lease for any amount paid by an Indemnified Party to settle any claims or actions if the settlement is entered into without the Indemnitor's prior written consent. An Indemnified Party must cooperate with the Indemnitor in investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sought under this lease. The Indemnitor will reimburse an Indemnified Party for all reasonable expenses (but not including any reimbursement associated with the loss of an Indemnified Party's time) actually incurred by such Indemnified Party at the Indemnitor's request in connection with the investigation, preparation or defense of any pending or threatened claim or proceeding.
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11. Tenant agrees that this instrument shall not be a lien against the Real
Property in respect to any mortgages that are now on or hereafter may be placed against the Real Property, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute any such instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages or any such manner or method of financing which the Landlord in its sole discretion may select during the term of this lease or any renewal thereof. A refusal to execute such instrument shall entitle the Landlord or the Landlord's assigns and legal representatives to cancel this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.
12. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent, or any part thereof, as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the federal, state, and local governments or of any and all their departments and bureaus, applicable to said premises or if the Tenant shall file, or there shall be filed against the Tenant, a petition in bankruptcy or for arrangements, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term thereof, on giving the Tenant five (5) days notice in writing of the Landlord's intention to do so, and this lease and the term thereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.
13. The Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises, or to be kept therein, which will in any way increase the rate of fire insurance on said premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building. In the event the Tenant or its sub-tenants cause such an increase in the rate of fire insurance on said building, the Tenant and its sub-tenants shall pay the increased insurance cost.
14. The failure of a party to insist upon strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any of the other rights or remedies that the party may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.
15. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to Tenant.
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16. If after default in payment of rent or violation of any other provisions of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by said Tenant and shall become the property of the Landlord.
17. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises, and/or any claim of injury or damage.
18. The Tenant waives all rights to redeem under any law of the State of New York.
19. This lease and the obligation of Tenant to pay rent hereunder shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any services expressly or impliedly to be supplied or because Landlord is unable to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision of any governmental agency or by reason of a condition of supply and demand which has been or is affected by war or other emergency; except for such damages as arise from the negligence of the Landlord.
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20. No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services", if any, herein expressly or impliedly agreed to be furnished to the Tenant by the Landlord, it is agreed that there shall be no increase, diminution, or abatement of the rent, or any other compensation, for interruption or curtailment of such "services" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made, or to inability or difficulty in securing supplies or labor for the maintenance of such "services", or to some other cause beyond the reasonable control of the Landlord. No such interruption or curtailment of any such "services" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence on such date so above fixed.
21. Tenant shall, at all times during the term of this lease, at Tenant's cost, obtain and keep in effect:
     a. commercial general liability insurance including fire legal liability and "insured contract" coverage with respect to Tenant's operations associated with the premises. The coverage is to include activities and operations conducted by Tenant and any other person associated with Tenant and those for whom Tenant is by law responsible. Such insurance shall be written with limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence, One Million Dollars ($1,000,000) aggregate for bodily injury and property damage, personal injury, or advertising injury, and together with a commercial umbrella policy shall provide total available limits of not less than Two Million Dollars ($2,000,000). Landlord shall be added as additional insured on all commercial general liability policies maintained by Tenant with respect to the demised premises.
     b. Workers' compensation insurance for all Tenant's employees working on or about the demised premises in an amount sufficient to comply with applicable laws or regulations.

All policies of insurance required to be maintained by Tenant hereunder shall be in a form acceptable to Landlord; shall be issued by an insurer with an A.M. Best rating of at least (A-)(VIII) who is licensed to do business in New York; and shall contain a requirement that at least thirty (30) days prior written notice of termination or material alteration be provided to Landlord.
22. Under conditions mutually agreed upon by the parties, the Tenant may increase or reduce the amount of space occupied by the Tenant and its authorized sub-tenants.
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23. Landlord and Tenant hereby agree that in the event that the Landlord shall elect to sell all or any portion of the demised premises, the Landlord shall promptly notify the Tenant of the Landlord's intentions, and the Tenant shall have the first option to purchase the demised premises or any portion thereof for thirty (30) days upon terms agreeable to all parties.
24. Landlord covenants that the Tenant, upon paying the rent required under this lease, and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid.
25. The parties agree that the covenants and agreements contained in this lease shall be binding upon their respective heirs, assigns and successors in interest.

IN WITNESS WHEREOF, the parties have caused these presents to be signed by their respective corporate officers.

FARM FAMILY LIFE INSURANCE                  NEW YORK FARM BUREAU, INC.
         COMPANY

By:  /s/ Philip P. Weber                    By:       /s/ John W. Lincoln
     Philip P. Weber                                  John W. Lincoln
     President & C.E.O.                               President

Date:  12/30/98                             Date:  12/18/98
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